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                                                                    EXHIBIT 23.6

                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-00975 of National Media Corporation on Form S-4 of our report dated
March 25, 1996 appearing in the Registration Statement and to the reference to us under the headings "Selected Consolidated Financial Data of Positive Response" and "Experts" in the Registration Statement.


Deloitte & Touche LLP

Los Angeles, California
April 16, 1996